Exhibit 99.1

Lexeo Therapeutics Reports Third Quarter 2023 Financial Results and Operational Highlights

Completed enrollment of the LEAD Phase 1/2 clinical trial of LX1001 for the treatment of APOE4-associated Alzheimer’s disease

Received clearance of LX2006 Clinical Trial Application (CTA) in Canada for the treatment of FA cardiomyopathy; activated first clinical trial site outside of the United States

Presented additional preclinical data on LX2020 for the treatment of PKP2-ACM at the 2023 American Heart Association Scientific Sessions

Completed initial public offering (IPO) of common stock in November 2023, raising $111.5 million in gross proceeds and supporting operational runway into Q4 2025

NEW YORK – December 11, 2023 (GLOBE NEWSWIRE) – Lexeo Therapeutics, Inc. (Nasdaq: LXEO), a clinical stage genetic medicine company dedicated to pioneering treatments for genetically defined cardiovascular diseases and APOE4-associated Alzheimer's disease, today reported third quarter 2023 financial results and provided operational highlights.

“We have made significant progress to date in 2023, achieving several important clinical and corporate milestones, as we continue to build a leading genetic medicine company,” said R. Nolan Townsend, Chief Executive Officer of Lexeo. “With the successful completion of our IPO, we are well positioned to execute on our near-term corporate objectives. Importantly, as we head into 2024, we expect to provide additional clinical data readouts from our lead cardiovascular and APOE4-associated Alzheimer’s disease programs, continuing our momentum into the new year.”

Business and Program Updates

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APOE4-associated Alzheimer’s Disease Programs: Completed enrollment of all four cohorts in the LEAD Phase 1/2 clinical trial of LX1001 for the treatment of APOE4-associated Alzheimer’s disease. Additionally, Lexeo presented murine data on LX1021, a preclinical gene therapy candidate designed to deliver a Christchurch mutation modified APOE2 gene, at the 2023 Clinical Trials in Alzheimer's Disease (CTAD) conference in October 2023. The data demonstrated impact to both amyloid and tau pathology as measured in two distinct murine models of Alzheimer’s disease and suggest a potentially enhanced tau pathology treatment effect compared to LX1001.
•
LX2006 for the Treatment of FA Cardiomyopathy: Received clearance of CTA in Canada for LX2006 for the treatment of FA cardiomyopathy and activated the first clinical trial site for the SUNRISE-FA Phase 1/2 clinical trial outside of the United States.
•
LX2020 for the Treatment of PKP2-ACM: Presented additional preclinical data at the American Heart Association Scientific Sessions in November 2023, including murine and non-human primate data that supported the LX2020 IND, which was cleared by the FDA in July 2023. Clinical trial start-up activities are underway and Lexeo expects to dose the first patient in the HEROIC-PKP2 Phase 1/2 clinical trial of LX2020 in the first half of 2024.
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Completed Initial Public Offering: In November 2023, Lexeo completed its underwritten initial public offering of 10,139,656 shares of its common stock, including the exercise of the underwriter’s option to purchase 1,048,746 additional shares of its common stock. The aggregate gross proceeds from the offering were $111.5 million, before deducting underwriting discounts and commissions and offering expenses payable by Lexeo.
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Expanded Leadership Team: In October, Sandi See Tai, M.D. joined Lexeo as Senior Vice President, Clinical Development and Operations. Dr. See Tai has nearly twenty years of biopharmaceutical experience in clinical development and medical affairs and has led global clinical development efforts for multiple cardiac precision medicine candidates, including achieving global approvals for a product that treats ATTR cardiomyopathy.

Expected Upcoming Milestones

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LX2006 for the treatment of Friedreich’s ataxia cardiomyopathy
o
Interim data readout in mid-2024
•
LX2020 for the treatment of PKP2-ACM
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First patient dosed in 1H 2024
o
Interim data readout (cohort 1) in 2H 2024
•
LX1001 for the treatment of APOE4-associated Alzheimer’s disease

o
Interim Phase 1/2 data readout (all cohorts) in 2H 2024
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LX2021 for the treatment of DSP cardiomyopathy
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Initiate IND-enabling studies in 2024

Third Quarter Financial Results

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Cash Position: As of September 30, 2023, cash and cash equivalents were $35.4 million; cash position pro forma for the Company’s IPO is noted below.
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R&D Expenses: R&D expenses were $17.2 million for the three months ended September 30, 2023, compared to $15.4 million for the three months ended September 30, 2022.
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G&A Expenses: G&A expenses were $3.0 million for the three months ended September 30, 2023, compared to $2.7 million for the three months ended September 30, 2022.
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Net Loss: Net loss was $20.1 million or $12.36 per share (basic and diluted) for the three months ended September 30, 2023, compared to $17.1 million or $10.38 per share (basic and diluted) for the three months ended September 30, 2022.

Pro Forma Cash Position for Initial Public Offering

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Cash Position: As of September 30, 2023, cash and cash equivalents were $136.4 million, pro forma for net proceeds from the Company’s IPO in November 2023. Lexeo expects its current cash and cash equivalents, including the net proceeds from the IPO, will be sufficient to fund operations into Q4 2025.

About Lexeo Therapeutics

Lexeo Therapeutics is a New York City-based, clinical stage genetic medicine company dedicated to transforming healthcare by applying pioneering science to fundamentally change how genetically defined cardiovascular diseases and APOE4-associated Alzheimer’s disease are treated. Using a stepwise development approach, Lexeo is leveraging early proof-of-concept functional and biomarker data to advance a pipeline of cardiovascular and APOE4-associated Alzheimer’s disease programs.

Forward looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, our expectations and plans regarding our current product candidates and programs, including the anticipated timing of the initiation of and results from our clinical trials, expectations regarding the time period over which our capital resources will be sufficient to fund our anticipated operations and estimates regarding Lexeo’s financial condition. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Lexeo believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements. These forward-looking statements are based upon current information available to the company as well as certain estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Lexeo’s filings with the U.S. Securities and Exchange Commission (the SEC)), many of which are beyond the company’s control and subject to change. Actual results could be materially different from those indicated by such forward looking statements as a result of many factors, including but not limited to: risks and uncertainties related to global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of our preclinical studies, clinical trials and research and development programs; the unpredictable relationship between preclinical study results and clinical study results; delays in submission of regulatory filings or failure to receive regulatory approval; liquidity and capital resources; and other risks and uncertainties identified in our September 30, 2023 Quarterly Report on Form 10-Q filed with the SEC and subsequent filings we may make with the SEC. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Lexeo claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Lexeo expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Media Response:

Janine Bogris

(201) 245-6838

janine.bogris@canalecomm.com

Investor Response:

Laurence Watts

(619) 916-7620

laurence@gilmartinir.com

Lexeo Therapeutics, Inc.

Selected Condensed Financial Information

(unaudited, in thousands, except share and per share amounts)

Condensed Consolidated Statements of Operations	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Grant revenue	$-	$531	$-	$654
Total revenue	-	531	-	654
Operating expenses
Research and development	17,246	15,362	44,920	37,775
General and administrative	3,027	2,651	8,619	8,191
Total operating expenses	20,273	18,013	53,539	45,966
Operating loss	(20,273)	(17,482)	(53,539)	(45,312)
Other income and expense
Gain (loss) on fair value adjustment to convertible SAFE note	(272)	-	(272)	-
Other income (expense)	1	-	(6)	-
Interest expense	(52)	(29)	(155)	(37)
Interest income	488	456	1,765	649
Total other income and expense	165	427	1,332	612
Loss from operations before income taxes	(20,108)	(17,055)	(52,207)	(44,700)
Income taxes	-	-	-	-
Net loss and comprehensive loss	$(20,108)	$(17,055)	$(52,207)	$(44,700)

Net loss per common share, basic and diluted	$(12.36)	$(10.38)	$(32.24)	$(27.50)

Weighted average number of shares outstanding used in computation of net loss per common share, basic and diluted	1,626,734	1,643,122	1,619,152	1,625,611

Condensed Consolidated Balance Sheet Data	September 30,	December 31,
	2023	2022
Cash and cash equivalents	$35,449	$77,335
Total assets	54,724	97,076
Total liabilities	32,499	24,997
Total convertible preferred stock	185,033	185,033
Total stockholders' deficit	(162,808)	(112,954)